                                   COMMERCIAL LEASE


1.  PARTIES

    JOHN E. REARDON and PAUL D. REARDON of 981 Providence Highway, Norwood, Massachusetts, hereinafter called, LESSORS, which shall include their heirs, executors, successors and assigns where context so admits, do hereby lease to NOFFOLK SCIENTIFIC INC, d/b/a/ STATSPIN TECHNOLOGIES hereinafter called, LESSEE, which expression shall include their successors and assigns where the context so admits.

2.  PREMISES

    The LESSORS hereby leases to LESSEE the following described premises: The easterly half of the building (the "Building") at 85 Morse Street, Norwood, Massachusetts containing 10,851 square feet. The LESSEE shall have as appurtenant to the Leased Premises the exclusive use of certain parking spaces and loading areas and the non-exclusive right to use the driveways and any adjacent sidewalks. See attached Exhibit A and Article 25 for description.

3.  TERM

    The term of this lease shall be for five years commencing on April 1, 1990 and ending on March 31, 1995. See Paragraph 22 for extensions.

4.  RENT

    The LESSEE shall pay to the LESSORS rent payable in advance in monthly installments on the first day of each month according to the following schedule of payments:

    April 1, 1990 to March 31, 1991    $62,232.00  per year
                                       $ 5,186.00  per month
    April 1, 1991 to March 31, 1992    $75,804.00  per year
                                       $ 6,317.00  per month
    April 1, 1992 to March 31, 1993    $82,584.00  per year
                                       $ 6,882.00  per month

    The Rent for the period of April 1, 1993 to March 31, 1995 will be $82,584.00 per year - $ 6,882.00 per month plus additional provisions as to rent as described in Paragraph 20. See Paragraph 21 for payment of real estate taxes.

5.  UTILITIES

    LESSEE shall pay for all LESSEE'S utility charges which are separately metered to the LESSEE. The charge for the water and sewer use will be determined from the water and sewer bill as issued by the Town Norwood on a square foot basis for each tenant according to normal Office/ Warehouse use. If LESSORS reasonably determine that LESSEE'S water and sewer use is higher than normal use a second water meter will be installed at the LESSEE'S expense to record the higher use. Any additional cost for higher than normal use will be paid by the LESSEE.

6.  USE OF LEASED PREMISES

    The LESSEE shall use the Leased Premises only for such purposes as are permitted by the municipal zoning ordinances or any other law ordinance or requirement applicable to the Leased Premises. The LESSEE shall have the right to store material and/or equipment in the leased premises prior to the beginning of the lease term provided such storage does not interfere with the construction and alterations for the preparation of the leased premises and provided such storage does not conflict with the Building Code Law of the Town of Norwood and the Commonwealth of Massachusetts.

7.  COMPLIANCE WITH LAWS

    The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or municipal by-law or ordinance in force in the Town of Norwood.

8.  FIRE INSURANCE

    The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association or any similar body succeeding to its powers. The LESSEE shall reimburse the LESSORS, and all other tenants for all extra insurance premiums caused by the LESSEE'S use of the premises over normal hazards.


9.  MAINTENANCE OF PREMISES

    The LESSEE agrees to maintain the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the leased premises will be in good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. The LESSEE shall obtain written consent of LESSORS before erecting any sign on the premises. LESSEE agrees to be responsible for all minor repairs, and keep the areas of the building appurtenant to the Leased Premises in a neat and clean condition. The plowing of the snow from all access ways and parking and loading areas shall be the sole responsibility of the LESSOR. The control of snow and ice on all steps, walkways and loading platforms which are under the exclusive control of the LESSEE including the spreading of sand shall be the sole responsibility of the LESSEE.

10. ALTERATIONS-ADDITIONS

    The LESSEE shall not make structural alterations or additions to the leased premises, without the written consent of the LESSORS, which consent shall not be unreasonably withheld or delayed. All such permanent alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and materials furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSORS. Any alterations or improvements made by the LESSEE shall become the property of the LESSORS at the termination of occupancy as provided herein.

11. ASSIGNMENT-SUBLEASING

    The LESSEE shall not assign or sublet the whole or any part of the leased premises without the written permission of LESSORS which permission shall not be unreasonably withheld or delayed. Such permission will not be required for any successors or affiliates of the LESSEE.

12. SUBORDINATION

    This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, which constitutes a lien an the property of which the leased premises are part. The LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deed or trust or other such instruments in the nature of a mortgage. The LESSEE'S rights to the quiet enjoyment of the leased premises will not be affected by any interaction between the LESSORS and their lender.

13. LESSOR'S ACCESS

    The LESSOR'S or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make any repairs and alterations as LESSORS should elect to do and may show the leased premises to others at any time within three (3) months before the expiration of the term and may affix to any suitable part of the leased premises a notice for letting or selling the leased premises, or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

14. INDEMNIFICATION AND LIABILITY

    The LESSEE shall save the LESSOR harmless from all losses and damage occasioned by the escape of water or by the bursting of pipes resulting from LESSEE'S use of the leased premises as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or from the sidewalks, paved areas and parking lot upon the premises so leased, or by any nuisance made or suffered an the leased premises, unless such loss is caused by the neglect of the LESSORS.

    The LESSEE further shall hold harmless the LESSORS from any liability which LESSORS may incur as a result of the LESSEE using or discharging any chemicals, caustic soda, or other waste or hazardous materials into the sewer system or drain system of the premises and any connecting sewer or drain lines to said systems. All permits required for the use or discharge of excess water, chemicals, caustic soda or other waste or hazardous material into the sewer system or drain system as required by local, state or national agencies shall be the responsibility of the LESSEE. All blockages to sewer and drain systems if caused by the neglect or misuse of the LESSEE shall be corrected at the expense of the LESSEE.

15. LESSEE'S LIABILITY INSURANCE

    The LESSEE shall maintain with respect to the leased premises and the property, of which the leased premises are a part, a comprehensive general liability insurance policy, naming the LESSORS as additional named insured with a limit of at least One Million Dollars ($1,000,000.00) combined single limit. The LESSEE shall deposit with the LESSORS certificates far such insurance. No insurance policy shall be cancelled without at least ten (10) days prior written notice to the LESSORS.

16. FIRE, CASUALTY-EMINENT DOMAIN

    Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSEE may elect to terminate this lease if: (a) The LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises, or (b) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, or taking. The LESSOR will provide a pro rata abatement of rent for any such occurrence or event. The LESSOR reserves and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damages to the LESSEE'S fixtures, property, equipment or business interruption.

17. DEFAULT AND BANKRUPTCY

    In the event that:

    (a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for (10) days after written notice thereof; or

    (b) The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

    (c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE'S property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises to declare the term of this lease ended, and remove the LESSEE'S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSORS against all loss of rent and other payments which the LESSORS may incur by reason of such termination during the residue of the term.

18. NOTICE

    Any notice from the LESSORS to the LESSEE relating to the leased premises or the occupancy thereof, shall be deemed duly served, if delivered to an officer of the LESSEE addressed to the LESSEE, or, if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSORS relating to the leased premises or the occupancy thereof, shall be deemed duly served, if mailed to the LESSORS by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSORS at such address as the LESSORS may from time to time advise in writing. All rent and notice shall be paid and sent to the LESSORS, Reardon & Reardon, P.0. Box 587, Norwood, Massachusetts 02062.

19. SURRENDER

    The LESSEE shall at the expiration or other termination of this lease remove all LESSEE'S goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises and return all areas where fasteners or hanging devices were attached to their original condition.) LESSEE shall deliver to the LESSORS the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE'S failure to remove any of the LESSEE'S property from the premises, LESSORS are hereby authorized without liability to LESSEE for loss or damage thereto, and at the sole risk of the LESSEE, to remove and store any of the property at the LESSEE'S expense or to retain same under the LESSORS control or to sell at public private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereafter, or to destroy such property.

20. ADDITIONAL RENT

    The LESSEE shall pay additional rent as follows:

    In each odd numbered year beginning April 1, 1993 in which the Consumer Price Index for All Urban Consumers (CPI-U), Boston, MA for the month of March 1993 and each succeeding odd year, published by the U.S. Bureau of Labor Statistics, shows a rise in the cost of living index from March 1990, ("Index Increase") the LESSEE shall pay to the LESSORS as additional rent 100% of the percentage rise in the aforesaid index increase times the rent immediately due before such adjustment - ($82,584.00 per year as of April 1, 1993). All such Additional Rent payable hereunder shall be due and payable within thirty (30) days after the LESSORS shall have given notice to the LESSEE of the level of the Index Increase and the amount of the Additional Rent payable. The LESSEE will pay that adjusted rent monthly on the first day of each month. No adjustment shall reduce the rent as previously. payable in accordance with this Paragraph or the schedule of payments as shown in Paragraph 4.

21. PAYMENT OF TAXES

    LESSEE will be responsible for the payment of all taxes which are separately assessed to the leased premises including but not limited to real estate taxes, personal property taxes and sales taxes. The LESSEE also agrees to pay any increase in said taxes previously mentioned. The LESSEE will pay to LESSORS its pro rata share of the real estate taxes due an the premises located at 85 Morse Street, Norwood, MA. LESSEE'S prop rata share shall equal Fifty 50 per cent. LESSEE shall make payments due under this Paragraph after receipt from the LESSORS of a statement indicating the amount due from the LESSEE, together with a copy of the current tax bill, but in - no event shall LESSEE be required to make any payment to the LESSORS more than Fifteen (15) days prior to the date the applicable installment of the real estate taxes are due to the Town of Norwood.

22. OPTION TO EXTEND

    The LESSEE shall have the option to extend this lease as follows:

    If the LESSEE wishes to extend this lease at the end of the Original term of this lease, it must no later then Ninety (90) days prior to the termination of the original term of this lease, give written notice to LESSORS of its intention to extend the lease. LESSEE shall have the right to extend the term of the lease for an additional one five (5) year period providing written notice of said extension period is given to LESSORS no later than Ninety (90) days prior to the termination of the then current term. The rent for the extended term commencing on April 1, 1995 shall be $82,584.00 plus the Additional Rent as provided in Paragraph 4 and Paragraph 20.

23. The heating, ventilating and air conditioning equipment will be placed an maintenance contract with a qualified firm approved by the LESSORS and at the cost and expense of same to be paid by the LESSEE.

24. In the event that there is a change in any laws, regulations, statutes or codes as to the use, maintenance or upkeep of the building and real property which is subject of this lease, then LESSEE agrees to be responsible for One Hundred Percent (100%) of the cost of said compliance with said laws, regulations, statutes or codes and shall comply with said laws, regulations, statutes or codes within Thirty (30) days of the notice of said need for compliance; provided, however, LESSEE shall not be required to make or be financially responsible for any structural alterations to the leased premises, make any alterations to any mechanical systems, to take any actions with regard to the removal or remediation of oil, or hazardous materials not caused by or not responsibility of the LESSEE or to make any alterations or repairs to any area or item which LESSEE is not required to repair or maintain as provided in this lease. In the event the LESSEE does not comply within said Thirty (30) days, then LESSORS may take such action which is necessary to make the premises conform and the cost of same shall be charged to the LESSEE as additional rent to be paid forthwith by the LESSEE.

25. PARKING

    In connection with its use of the leased premises, the LESSEE shall be entitled, at no extra charge or fee, the exclusive use of forty (40 ) parking spaces in the front, side and rear of the building in which the leased premises are situated and One (1) Overhead ground level loading area as set forth and indicated an the Site Plan attached hereto as Exhibit A. In no case shall access to the leased premises, or to the property of which the leased premises are a part, be prevented or restricted by the LESSEE.

26. PREPARATION OF THE LEASED PREMISES

    Prior to the commencement of this Lease, the LESSOR shall cause certain improvements to be made to the Leased Premises and to the property of which they are a part, all as set forth on the Scheduled attached hereto as Exhibit B. The leased premises shall be deemed ready for occupancy on the first day (the "Substantial Completion Date") as of which the improvements listed on Exhibit 13 have been completed and are adequate for their intended purposes. The LESSORS will obtain a Certificate of Occupancy for the leased premises from the Town of Norwood and will complete all items of work as soon as conditions permit and with all due diligence.

27. SIGNS

    The LESSEE shall obtain written consent of LESSORS before erecting any sign on the premises which consent shall not be unreasonably withheld. Each tenant shall have a user identification sign over the main entrance not exceeding 4'-0" long by 2'-0" high which may be illuminated at tenant's option plus one similar sign on Pleasant Street elevation plus sign not exceeding 2'-0" long by 1'0" high over shipping and receiving door. All signs must conform to the Signage By-Laws of the Town of Norwood.

28. FIRE ALARM

    The LESSORS agree to maintain the fire alarm pull box presently mounted an the outside of the building in good working order.


IN WITNESS WHEREOF, the LESSORS and the LESSEE have caused this Lease to be duly executed, under seal, and by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, this 15th day of February 1990.


                        LESSORS:  REARDON & REARDON


                        By:  s/s John E. Reardon
                             -------------------------------
                             John E. Reardon - Partner



                        By:  s/s Paul D. Reardon
                             -------------------------------
                             Paul D. Reardon - Partner


                        LESSEE: NORFOLK SCIENTIFIC, INC.
                                d/b/a/ STATSPIN TECHNOLOGIES


                        By:  /s/ T.F. Kelley
                             -------------------------------

                                  TABLE OF CONTENTS
                                  -----------------

                                                                   PAGE
                                                                   ----
              1.   PARTIES . . . . . . . . . . . . . . . . . . .     1

              2.   PREMISES. . . . . . . . . . . . . . . . . . .     1

              3.   TERM. . . . . . . . . . . . . . . . . . . . .     1

              4.   RENT. . . . . . . . . . . . . . . . . . . . .     1

              5.   UTILITIES . . . . . . . . . . . . . . . . . .     2

              6.   USE OF LEASED PREMISES. . . . . . . . . . . .     2

              7.   COMPLIANCE WITH LAWS. . . . . . . . . . . . .     2

              8.   FIRE INSURANCE. . . . . . . . . . . . . . . .     2

              9.   MAINTENANCE OF PREMISES . . . . . . . . . . .     2

              10.  ALTERATIONS-ADDITIONS . . . . . . . . . . . .     3

              11.  ASSIGNMENT-SUBLEASING . . . . . . . . . . . .     3

              12.  SUBORDINATION . . . . . . . . . . . . . . . .     3

              13.  LESSOR'S ACCESS . . . . . . . . . . . . . . .     4

              14.  INDEMNIFICATION AND LIABILITY . . . . . . . .     4

              15.  LESSEE'S LIABILITY INSURANCE. . . . . . . . .     4

              16.  FIRE, CASUALTY-EMINENT DOMAIN . . . . . . . .     5

              17.  DEFAULT AND BANKRUPTCY. . . . . . . . . . . .     5

              18.  NOTICE. . . . . . . . . . . . . . . . . . . .     6

              19.  SURRENDER . . . . . . . . . . . . . . . . . .     6

              20.  ADDITIONAL RENT . . . . . . . . . . . . . . .     6

              21.  PAYMENT OF TAXES. . . . . . . . . . . . . . .     7

              22.  OPTION TO EXTEND. . . . . . . . . . . . . . .     7

              25.  PARKING . . . . . . . . . . . . . . . . . . .     8


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

              26.  PREPARATION OF THE LEASED PREMISES. . . . . .     8

              27.  SIGNS . . . . . . . . . . . . . . . . . . . .     9

              28.  FIRE ALARM. . . . . . . . . . . . . . . . . .     9

                        FIRST AMENDMENT TO AGREEMENT OF LEASE


THIS FIRST AMENDMENT TO LEASE is made as of this first day of April, 1995 by and between JOHN E. REARDON and PAUL D. REARDON ("Lessors"), and NORFOLK SCIENTIFIC INC, d/b/a STATSPIN TECHNOLOGIES ("Lessee").

WHEREAS, Lessors and Lessee entered into an Agreement of Lease dated February 15, 1990 ("Lease").

WHEREAS, Lessors and Lessee desire to extend the Lease for the easterly half of the building at 85 Morse Street, Norwood, Massachusetts containing 10,851 square feet ("Premises").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree to amend the Lease as follows:

1.   Extension Term

     The term of this Lease shall be extended for a period of five (5) years commencing on April 1, 1995 and terminating on March 31, 2000 ("Extension Term").

2.   Rent

     The LESSEE shall pay to the LESSORS rent payable on advance in monthly installments of the first day of each month according to the following schedule of payments:

     April 1, 1995 to March 31, 1996 - $7,161.00/month.
     April 1, 1996 to March 31, 1997 - $7.161.00/month.
     April 1, 1997 to March 31, 1998 - $7,161.00/month.

     The rent for the period of April 1, 1998 to March 31, 2000 shall be $7,161.00 per month plus 100% of the rise in the Consumer Price Index for all Urban Consumers (CPI-U) from April 1, 1995 to March 31, 1998.

3. Lessor and Lessee represent and warrant to each other that they have the full right, power, and authority to enter into this First Agreement to lease without the consent or approval of any other entity or person and make these representations knowing that the other party will rely thereon. The signatory on behalf of Lessor and Lessee further represent and warrant that they have full right, power and authority to act for and on behalf of Lessor and Lessee in entering into this First Amendment.

4. The provisions of this First Amendment to Lease shall constitute the entire agreement between the parties relating to the First Amendment to Lease superseding all prior oral and written communications, quotations, agreements or understandings of the parties with respect to the subject matter of the First Amendment.

5. Except as herein modified, the terms and conditions of the Lease, which by this reference are incorporated herein, shall remain in full force and effect with regard to the premises.

6. The Lessee shall notify in writing no later than December 31, 1999 if an additional renewal term beyond March 31, 2000 is desired or if Lessee intends to vacate the premises on March 31, 2000.

IN WITNESS WHEREOF, Lessors and Lessee have caused this First Amendment to Agreement of Lease to be duly executed by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, this first day of April 1995.

                         LESSORS:  JOHN E. REARDON
                                   PAUL D. REARDON


                         By:  /s/ John E. Reardon
                              ------------------------------
                              John E. Reardon  -  Partner


                         By:
                              ------------------------------
                              Paul D. Reardon  -  Partner


                         LESSEE:   NORFOLK SCIENTIFIC, INC.
                                   d/b/a/STATSPIN TECHNOLOGIES


                         By:  T.F. Kelley - 3/22/95
                              ------------------------------
                              Thomas F. Kelley  -  President


                                         -2-